                                                                      EXHIBIT 23

                                 March 26, 2001


San Juan Basin Royalty Trust
Bank One, NA
Corporate Trust Department
500 Throckmorton Street, Suite 801
Fort Worth, Texas 76102

Ladies and Gentlemen:

         Cawley, Gillespie & Associates, Inc. hereby consents to the use of the oil and gas reserve information in the San Juan Basin Royalty Trust Securities & Exchange Commission Form 10-K for the year ended December 31, 2000 and in the San Juan Basin Royalty Trust Annual Report for the year ended December 31, 2000 based on reserve reports prepared by Cawley, Gillespie & Associates, Inc. and dated March 22, 2001.


                                       Sincerely,

                                       /s/ CAWLEY, GILLESPIE & ASSOCIATES, INC.

                                       CAWLEY, GILLESPIE & ASSOCIATES, INC.